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                                                                    EXHIBIT 10.3

                        DEFERRED COMPENSATION AGREEMENT

This Agreement, made this 1st day of January, 1996, by and between Central Illinois Bancorp, Inc. (hereinafter called "Company") and Participant, (hereinafter called "Director").

                                  WITNESSETH:

WHEREAS, Director is a valued member of the Board of Directors of Company, and

WHEREAS, Company wishes to retain the services of Director until his retirement from the Board of Directors, and

WHEREAS, Company and Director both want to provide to Director a post-retirement income.

NOW, THEREFORE, Company and Director mutually agree as follows:

      1. Beginning January 1, 1996, all fees thereafter earned by Director for his services as a member of the Board of Directors of Company will be retained by Company and held by Company in a segregated account designated as the "Deferred Compensation Account for Director".

      2. This segregated account will remain an asset of Company subject to the rights and claims of all creditors of Company, until voluntarily withdrawn by Director, paid to Director under periodic pension payments, or paid to Director's beneficiaries or heirs.

      3. Company will add interest to the amount held in this segregated account quarterly, based on the rate then currently being paid by
           Central Illinois Bank on its 365-day certificates of   deposit.

      4. During Director's lifetime, by mutual consent of Company and Director, Director will have the right at any time to cancel the further deferral of fees earned as a member of the Board of Directors of Company and to demand and receive from Company the full amount then held in the segregated account designated "Deferred Compensation Account for Director."

      5.   On Director's normal retirement from Company's Board of
           Directors, or on his earlier retirement due to sickness or other disability, or on his early retirement with the consent of Company, Company will pay the then balance in the segregated account to Director in equalized monthly payments over a period of five years. Interest added to undistributed balances in this segregated account will be distributed as earned.

      6. In the event Director dies subsequent to his retirement under the conditions set forth in Paragraph 5, Company will continue to make the payments called for in Paragraph 5 to such person or persons named by Director in a written designation filed by him with Company before his death, or in the absence of such designation, to the person or persons designated by Director in his last will and testament, or in the absence thereof, the entire balance will be paid to his estate.




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      7.   In the event Director dies prior to his normal retirement under the conditions set forth in Paragraph 5, Company will make such payments as would otherwise have been made to Director under the formula described in Paragraph 5 to such person or persons named by Director in a written designation filed by him with Company before his death, or in the absence of such designation, to the person or persons designated by Director in his last will and testament, or in the absence thereof, the entire balance will be paid to his estate.

      8. If prior to normal retirement under the conditions set forth in Paragraph 5, Director voluntarily resigns as opposed to early retirement by consent of Company, is requested to resign by the majority of the Board of Directors of Company, or is forced to resign by regulatory authorities, the entire balance then held in the segregated account "Deferred Compensation Account for Director will be paid in full to Director.

      9. If Director is dismissed for cause as a member of the Board of Directors of Company, there is a substantial risk for forfeiture of any funds then held in the "Deferred Compensation Account for Director".

      10. Neither Director nor his beneficiaries shall have the right to encumber, commute, borrow against, dispose of, or assign the right to receive payments hereunder.

IN WITNESS WHEREOF, Director and Company have executed this Agreement on the date above written.

                                 CENTRAL ILLINOIS BANCORP, INC.



                                 BY:
                                     --------------------------
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Participant, Director

                                 Attest by:
                                          --------------------------
-----------------------                    Secretary/Assistant Secretary
Date

                                 Date:
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